Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Post Effective Amendment No. 1 on Form S-8, the Registration Statement on Form S-4 (No. 333-196367), the Registration Statement on Form S-3 (No. 333-237447), and the Registration Statement on Form S-8 (No. 333-240090) of Hilltop Holdings Inc. of our report dated February 15, 2022 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Dallas, Texas
February 15, 2022